                                                                   EXHIBIT 10.07

                          NETWORK AFFILIATE AGREEMENT

Company:       All Advantage.com
           ---------------------------------------------------

Address:       25954 Eden Landing Road, Hayward, CA 94545
           ---------------------------------------------------

Web Site:      The All Advantage "Viewbar" Technology
            --------------------------------------------------

     This Agreement is made and entered into as of November 11, 1999 (the "Effective Date") by and between the above named company ("Company"), and DoubleClick Inc. ("DoubleClick"), and will constitute a valid and binding agreement between Company and DoubleClick according to the specific terms and conditions set forth below and those terms and conditions set forth in the Standard Terms and Conditions (together, the "Agreement"). All terms not otherwise defined below shall be as defined in Section 8 of the Standard Terms and Conditions.

I.   DESCRIPTION OF SERVICES/INVENTORY
--------------------------------------

  A. Company hereby agrees to provide DoubleClick with Advertising inventory ("Inventory") from the Web Site in accordance with a schedule attached hereto as Exhibit A, which schedule sets forth the minimum amount of Inventory to be provided by Company over each month of the Term (the "Minimum Inventory Level(s)"). During each month of the Term, DoubleClick may request inventory in any amount, including an amount over and above the Minimum Inventory Level for that month; provided, however, Company shall only be obligated to provide inventory up to the Minimum Inventory Level for that month. If Company does not provide DoubleClick with the amount of inventory it requests in any month of the Term and such requested amount is at or below the Minimum Inventory Level for that month (a "Shortfall Month"), Company agrees to pay DoubleClick, as DoubleClick's sole and exclusive remedy (subject to Section III C), an amount calculated as follows: take the difference between the Minimum Inventory Level for that Shortfall Month and DoubleClick's requested amount for such month, divide such difference by [*], and multiply such resulting number by $[*] (the "Shortfall Payment"). Such Shortfall Payment shall be payable within fifteen (15) days of the end of the month, and shall be deducted from the Advance (as defined below). Company agrees that the inventory it provides to DoubleClick pursuant to this Agreement shall be for U.S. Advertising and constitute a random sampling (in terms of click-through rates, demographic make-up and other factors that indicate value of inventory) of all Inventory available on the Web Site. In addition, Company agrees that the tags it passes to DoubleClick for such inventory shall include all relevant targeting information, including, without limitation, geographic and demographic information, site name, channel and/or keyword targeting information (if available) ("Targeted Inventory"), that DoubleClick may or may not sell as such, in DoubleClick's sole discretion. DoubleClick shall not use such tags for any purpose other than targeting Advertisements pursuant to this Agreement.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED FROM THE PUBLIC FILING
    AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       Company shall treat the time during which an advertisement is displayed within the Web Site to a user (the "Ad Display Time") for the Inventory the same as it treats the Ad Display Time for other inventory on the Web Site.

  B. DoubleClick hereby agrees to link the Web Site to the Service and through such Service, DoubleClick shall deliver all Advertisers' Advertising to users accessing the Web Site subject to the terms and conditions of this Agreement and the DART Services Agreement for Publishers, entered into by the parties on November 11, 1999 (the "DART Agreement").

  C. Company hereby appoints DoubleClick a non-exclusive representative for the sale of Advertising on the Web Site pursuant to the terms and conditions of this Agreement. DoubleClick will sell all Advertising under this Agreement as "blind inventory" as part of a pool of advertising inventory for multiple web properties such that Advertisers do not know that they are purchasing Advertising on the Web Site.

II.  CASH ADVANCE
-----------------

       DoubleClick hereby agrees to pay Company a cash advance in the amount of [*] dollars ($[*]), payable by wire transfer to a Company account (designated by Company in writing to DoubleClick) on Wednesday November 17, 1999 (the "Advance"). Company shall deposit the Advance in a segregated account of Company (the "Account"), in which Account DoubleClick shall have and is hereby granted a security interest. Company may withdraw no more than $[*] upon receipt of the Advance, and may not withdraw from the Account more than $[*] per month thereafter (measured on the 12th of each such month, such that the operative dates for withdrawals shall be: November 18; December 12; January 12 and February 12); provided, however, that there shall be no further limitations or restrictions on Company's withdrawal from or use of the Account or the Advance. Company agrees to cooperate with DoubleClick to enable DoubleClick to complete those filings necessary to perfect the security interest described above. If, at or after the point at which the balance of the Account is less than $[*], Company suffers a fundamental inability to deliver Inventory, measured by at least 3 consecutive days in which Inventory available to DoubleClick falls more than [*]% below the level to which Company is otherwise obligated herein (an "Inventory Default"), DoubleClick may make formal, written demand (an "Inventory Demand") to Company to cure such Inventory Default. If Company fails to cure such Inventory Default within seven
       (7) days of its receipt of such Inventory Demand, then DoubleClick may request that Company remit to DoubleClick any unearned portion of the Advance (a "Payment Demand"). If Company fails to remit such demanded portion of the Advance (the "Demanded Amount") within five (5) days of its receipt of such Payment Demand, then Company shall immediately provide to DoubleClick, and DoubleClick shall be entitled to enter with a court of competent jurisdiction, a consent judgment against Company for the Demanded Amount.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED FROM THE PUBLIC FILING AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

III. TERM/TERMINATION
---------------------

   A. Except as otherwise provided herein, the term (the "Term") of this Agreement shall commence on the Effective Date and shall continue in effect for so long as a balance remains outstanding for the Advance or two (2) years from the Effective Date, whichever is earlier, unless otherwise terminated by the parties as set forth below; provided, however, that if a balance remains outstanding at the end of such two (2) year period, Company agrees to refund to DoubleClick the remaining, unused portion of the Advance (calculated in accordance with Section IV.A) within five (5) business days of such termination.

   B. If, during any month of the Term, the average click-through rate for the Inventory on the Web Site for such month drops below 0.2% (the "Initial Month"), DoubleClick may provide Company with written notice of its data in support of such finding, and if, after receipt of such notice, the click-through rate for all inventory for the Initial Month and the following two (2) months (three (3) months in total) is still below 0.2%, DoubleClick shall have the right, upon prior written notice to Company, to terminate this Agreement (the "Termination Right"). The parties agree that if, during the Term, Company should require its users to click on Advertisements as a condition to receiving Company's service and/or products, the click-through rate described above shall be calculated excluding all such required clicks. If DoubleClick exercises the Termination Right, Company agrees to refund to DoubleClick the remaining, unused portion of the Advance (calculated in accordance with Section IV.A) within five (5) business days of such termination.

   C. Either party shall have the right to immediately terminate this Agreement in the event that (i) the other party commits a material breach of this Agreement and such breach is not cured by the breaching party within thirty (30) days of its receipt of written notice describing such breach from the non breaching party, or (ii) the other party is adjudged insolvent or bankrupt; or a proceeding is instituted by the other party seeking relief, reorganization or arrangement under any laws relating to insolvency; or a proceeding is instituted against the other party seeking relief, reorganization or arrangement under any laws relating to insolvency that is not dismissed within sixty (60) days; or the other party makes an assignment for the benefit of its creditors; or upon the appointment of a receiver, liquidator, or trustee of any of the other party's property or assets, or upon liquidation, dissolution or winding up of the other party's businesses. Finally, DoubleClick shall have the right to terminate this Agreement (i) upon thirty (30) days written notice to Company if Company has a cumulative shortfall in inventory in three Shortfall Months which is below the amount of inventory requested by DoubleClick for such three Shortfall Months by greater than [*] percent ([*]%), or (ii) immediately if Company has terminated the DART Agreement for convenience in accordance with Section 10.3 of the DART Agreement. Further, either party may terminate immediately at either party's election if (A) the DART Agreement is terminated for

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED FROM THE PUBLIC FILING AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       cause, or (B) with respect to a DoubleClick termination right, in the event that an entity who owns, either directly or indirectly, an Internet advertising solution, that is widely regarded by recognized Internet industry analysts as a direct competitor of DoubleClick, or with respect to a Company termination right, in the event that an entity who owns, either directly or indirectly, an Internet service that is widely regarded by recognized Internet industry analysts as a direct competitor of Company, acquires or is acquired by (i) Company or DoubleClick, as applicable, through a merger or consolidation pursuant to which the stockholders of Company or DoubleClick, as applicable, immediately prior to such merger or consolidation will not own, immediately after such merger or consolidation, at least 40% of the voting power of the surviving entity's voting securities, whether or not such entity is Company or DoubleClick, as applicable; (ii) securities representing a majority of Company's or DoubleClick's, as applicable, voting securities as a result of a tender or exchange offer, open market purchase, privately negotiated purchases, share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature) (other than a merger or consolidation), and
       (iii) all or substantially all of Company's or DoubleClick's, as applicable, assets. In the event of any termination of the Agreement by either party pursuant to this Section III.C., Company agrees to refund to DoubleClick the remaining, unused portion of the Advance (calculated in accordance with Section IV.A) within (i) five (5) business days of such termination if this Agreement is terminated by DoubleClick, and (ii) if this Agreement is terminated by Company, thirty (30) days from (1) DoubleClick's admission of material breach and Company's right to terminate, or (2) judgment by a court of competent jurisdiction of DoubleClick's material breach and Company's right to terminate.

   D. If during any month of the Term, the Ad Display Time for a material amount of the Inventory falls below twenty (20) seconds at any time, (the "Ad Delivery Default"), DoubleClick's sole and exclusive remedy shall be to terminate this Agreement upon thirty (30) days prior written notice to Company; provided, however, that such termination right shall not apply if Company is able to cure the Ad Delivery Default within such thirty
       (30) day notice period, such that all Inventory has an ad delivery time of twenty (20) seconds or above. If DoubleClick exercises such a termination for an Ad Delivery Default, Company agrees to refund to DoubleClick the remaining, unused portion of the Advance (calculated in accordance with Section IV.A) within five (5) business days of such termination.

   E. Company shall have the right to terminate this Agreement on six (6) months prior written notice to DoubleClick if during at least three (3) months of the Term, the average CPM rate that DoubleClick charged Advertisers for Advertising on the Web Site during that month is less than the average CPM rate that Company charged its advertisers for advertising throughout all channels on the Web Site during that same month, as such CPM rates are calculated at least thirty (30) days after the applicable month. In the event of termination of this Agreement by Company pursuant to this Section III.E., Company agrees to refund to DoubleClick the remaining, unused portion of the Advance (calculated in accordance with Section IV.A) within five (5) business days of such termination.

   F. If DoubleClick exercises the Termination Right in accordance with Section III.B. or Company terminates the Agreement in accordance with Section III.C.- or III.E., Company shall have the right, within four (4) weeks of the applicable notice of such termination, to provide DoubleClick with six (6) months prior written notice of Company's election to terminate the DART Agreement.

   G. Upon termination or expiration of this Agreement, all rights of DoubleClick to sell and deliver Advertisements under this Agreement shall cease. Sections VI, and the Standard Terms and Conditions will survive any expiration or termination of this Agreement.

IV.  COMPENSATION/PAYMENT
-------------------------

  A. With respect to the placement and delivery of Advertising, the parties agree that Company shall deduct from the Advance, [*] percent ([*]%) percent of the Net Revenues generated on Advertising which is delivered through the Service to the Web Site. The Net Revenue for a given month of the Term, along with the applicable deduction amount described above for such month, shall be set forth in Company's "Site Compensation Report" provided by DoubleClick to Company within five (5) days after each month of the Term. Company may only deduct its share of Net Revenues for a given month in which Advertisers' Advertising is delivered to the Web Site forty-two (42) days following the end of such month in order to account for the timing of revenue collections by DoubleClick. Notwithstanding the foregoing, upon expiration or termination of this Agreement, Company shall be entitled to deduct from the Advance all amounts earned for Advertisements delivered up to the date of termination. DoubleClick shall provide Company with a final Site Compensation Report on the date of termination or expiration of this Agreement in order to permit Company to deduct all amounts earned from the Advance and calculate the unearned balance of the Advance.

  B. Company shall be solely responsible for any costs or expenses it incurs in connection with the Service or performance of its obligations under this Agreement including, without limitation, expenses associated with any HTML programming and linking the Web Site to the Service.

  C. Company agrees to pay DoubleClick on a monthly basis within fifteen (15) days of the end of each month, an interest payment (calculated using a ten percent (10%) annual interest rate) on the portion of the Advance that remains outstanding after each month of the Term.

  D. Upon reasonable prior notice and during normal business hours, Company may inspect the records of DoubleClick on which the Net Revenues are calculated and the

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED FROM THE PUBLIC FILING AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

       deductions from the Advance under this Agreement are based no more than twice per calendar year and once within one (1) year after termination of this Agreement. Such audit shall be conducted by a nationally-recognized independent certified public accountant selected and paid for by Company. If, upon performing such audit, it is determined that DoubleClick, in the Site Compensation Report, has understated the amount of Net Revenues to be deducted from the Advance, such accountant will indicate to DoubleClick and Company the amount of the understated deduction within five (5) days of completion of the audit. If such understated deduction exceeds five percent (5%) of the amounts meant to be deducted by Company in the period being audited, DoubleClick shall bear all reasonable expenses and costs of such audit.

V.   COMPANY OBLIGATIONS AND RIGHTS
-----------------------------------

  A. Company agrees to effect all necessary HTML programming with respect to the Web Site in accordance with the HTML modifications (the "HTML Modifications") mutually agreed upon by DoubleClick and Company so as to enable DoubleClick to perform its obligations under this Agreement. DoubleClick and Company shall mutually agree upon the Spots on the Web Site.

  B. Company will maintain its Web Site at a quality standard that is no less than the standard that exists as of the date of this Agreement.

  C. Company agrees that DoubleClick has no responsibility to review the contents of the Web Site.

  D. Company shall have the right to ban and remove Advertising from the Web Site, and to establish domain restrictions to prevent delivery of Advertising linked to certain domains, by accessing the Manage Site Application (located at www.doubleclick.net). Company, in its
                               --------------------
       discretion, shall have the right to explicitly approve Advertisements before they are served to the Web Site or remove Advertisements once they have begun to be served on the Web Site.

VI.  DOUBLECLICK OBLIGATIONS AND RIGHTS
---------------------------------------

  A. Subject to V.D. above and the other terms and conditions of this Agreement, DoubleClick shall determine in its sole discretion, which Advertisers shall have access to the Service.

  B. Company has the sole and exclusive ownership and right to use all data derived from the Parties' use of the Service for purposes of executing this agreement ("Data"); provided that DoubleClick may use and disclose only the aggregate number of ads delivered throughout the Service (other than personally-identifiable information) derived from Company's use of the Service only (i) for DoubleClick's reporting purposes, consisting of compilation of aggregated statistics about the Service such that Company is not identifiable that may be provided to customers, potential customers and the general public; (ii) and if required by court order, law or governmental agency. DoubleClick may not sell, lease or use the Data for commercial gain or profiling of user behavior, except that DoubleClick may use "IP Address" data of Company's users (all of which is non-personally identifiable) for DART targeting purposes. DoubleClick agrees that in no event shall any information by which individual users accessing Company's advertising through the Service can be identified, contacted or grouped by name, e-mail address or other personal or individual characteristics (including, but not limited to, user registration information collected by Company) ("User Info") be used or disclosed by DoubleClick or used by any third party without Company's prior written consent. In addition, in no event shall DoubleClick disclose Company's Confidential Information (as defined in Section 5 of the Standard Terms and Conditions) to any third parties. DoubleClick may collect the following Data and User Info through the Service for the sole and exclusive purpose of providing Company with the Service: Browser Type, Browser Version, Browser Language, Operating System, Time of Day, Date, User IP, Geographic Location, Area code, Zip code, Country, SIC Code, Domain, Domain type, and Ad Frequency. Should DoubleClick desire to collect additional User Info or Data through the Service, DoubleClick shall obtain Company's prior written consent and the parties shall mutually agree on DoubleClick's permitted use of such information. DoubleClick shall not collect or use User clickstream behavior data. The parties agree that the terms of this Section 8 shall survive termination of this Agreement.

  C. DoubleClick will make site reports available to Company through DoubleClick's web site (www.doubleclick.net) listing the number of Impressions and click-over rates on the Web Site.

  D. It is understood and agreed that, subject to Section III.E, DoubleClick shall determine the rate card (and any applicable discount) charged to said Advertisers for delivery of Advertising.

  E. DoubleClick agrees that Company has no responsibility to review the contents of the Advertising.

          DOUBLECLICK INC.                       COMPANY

          By: /s/ Jeff Epstein                   By: /s/ Carl Anderson
             ----------------------------           ----------------------------
                      (Signature)                            (Signature)

          Name:  Jeff Epstein                    Name:  Carl Anderson

          Title: Executive Vice-President        Title: Vice-President, Business
                                                        Development

          Dated: November 11, 1999               Dated: November 11, 1999

                         STANDARD TERMS AND CONDITIONS
                         -----------------------------

          1.   No Assignment.  Neither party to this Agreement shall sell,
               -------------
transfer or assign this Agreement or the rights or obligations hereunder, other than to a parent or subsidiary, without the prior written consent of the other party. Notwithstanding the foregoing, either party shall have the right to transfer or assign this Agreement to a third party successor-in-interest, which for the purposes of this Section shall mean any third party which acquires all or substantially all of the assets of either party, or more than 75% of the outstanding stock of such party, whether by sale, consolidation, merger or otherwise. Any act in derogation of the foregoing shall be null and void.

          2.   Proprietary Rights.  Company understands and agrees that Company
               ------------------
shall not have, nor will it claim, any right, title or interest in and to any Advertising (other than its own Advertising), the Service or any elements thereof (including, without limitation, the grant of a license in or to the Service or any software, source codes, modifications, updates and enhancements thereof or any other aspect of the Service), the name "DoubleClick" or any derivatives thereof, or any other trademarks and logos which are owned or controlled by DoubleClick and made available to Company through the Service or otherwise. DoubleClick understands and agrees that DoubleClick shall not have, nor will it claim, any right, title or interest in and to the Web Site, the name "All Advantage" or any derivatives thereof, or any other trademarks and logos which are owned or controlled by Company and made available to DoubleClick through the Service or otherwise.

          3.   Representation and Indemnity.  Company warrants and represents at
               ----------------------------
all times that Company (i) has the right and full power and authority to enter into this Agreement, to grant the rights herein granted and fully to perform its obligations hereunder, (ii) owns the Web Site and that such Web Site will not infringe upon or conflict with the copyright, trademark, trade secret or issued U.S. patent held by any third party, and (iii) owns and/or has the right to use all materials contained on the Web Site (other than the Advertising), including, without limitation, all copyrights, trademarks and other proprietary rights in and to such materials. In furtherance of the foregoing, Company agrees to indemnify and hold DoubleClick and the Advertisers harmless from and against any and all claims, actions, losses, damages, liability, costs and expenses (including reasonable attorneys' fees) arising out of or in connection with (i) the breach of any representation, warranty or agreement made by Company hereunder and/or (ii) the Web Site or DoubleClick's use of the Targeted Inventory. DoubleClick shall promptly notify Company of all claims and proceedings related thereto of which DoubleClick becomes aware. DoubleClick warrants and represents at all times that DoubleClick (i) has the right and full power and authority to enter into this Agreement, to grant the rights herein granted and fully to perform its obligations hereunder, and (ii) owns the Service and that such Service will not infringe upon or conflict with the copyright, trademark, trade secret or issued U.S. patent held by any third party. In furtherance of the foregoing, DoubleClick shall indemnify, defend and hold Company harmless from and against any and all claims, actions, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from or arising out of or in connection with (i) the breach of any representation, warranty or agreement made by DoubleClick hereunder and/or (ii) the Service. Company shall promptly notify DoubleClick of all claims and proceedings related thereto of which Company becomes aware. DoubleClick will include in its standard insertion order which it provides to Advertisers a provision requiring such Advertisers to agree to indemnify DoubleClick and Company with respect to any Advertising delivered to the Web Site. In the event a claim or action is brought against Company with respect to Advertising placed on the Web Site through the Service, then DoubleClick shall, upon Company's prior written request, assign to Company the right to pursue any applicable remedies and causes of action which DoubleClick has against such Advertiser. DoubleClick also agrees to indemnify, defend and hold Company harmless from any Claims with respect to Advertising delivered to the Web Site, provided said Claims arise out of or in connection with DoubleClick's failure to obtain from an Advertiser an agreement requiring said Advertiser to indemnify and hold Company harmless from and against any Claims arising out of such Advertising.

          4.   No Warranties/Liabilities.  EXCEPT AS EXPRESSLY PROVIDED ABOVE,
               -------------------------
NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OF THE SERVICE OR THE WEB SITE FOR A PARTICULAR PURPOSE INCLUDING, WITHOUT LIMITATION, THE TYPE OF

ADVERTISING OR AMOUNT OF ADVERTISING WHICH WILL BE DELIVERED TO THE WEB SITE THROUGH THE SERVICE. EXCEPT AS EXPRESSLY PROVIDED ABOVE, DOUBLECLICK SHALL NOT BE LIABLE FOR ANY ADVERTISERS WHOSE ADVERTISING APPEARS ON THE SERVICE, NOR THE CONTENTS OF ANY ADVERTISING, NOR SHALL DOUBLECLICK BE LIABLE FOR ANY LOSS, COST, DAMAGE OR EXPENSE (INCLUDING COUNSEL FEES) INCURRED BY COMPANY IN CONNECTION WITH COMPANY'S PARTICIPATION IN THE SERVICE. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY TECHNICAL MALFUNCTION, COMPUTER ERROR OR LOSS OF DATA OR OTHER INJURY, DAMAGE OR DISRUPTION TO COMPANY'S WEB SITE OR THE SERVICE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT.

          5.   Confidentiality.  Any information relating to or disclosed in the
               ---------------
course of this Agreement by either party (the "Disclosing Party") to the other party (the "Receiving Party"), which is or should be reasonably understood to be confidential or proprietary to the Disclosing Party, including but not limited to, the material terms of this Agreement, information about the Service or the Web Site and technical processes and formulas, source code, product designs, sales, cost and other unpublished financial information, product and business plans, projections, marketing data, Company member data and targeting information provided or impression data collected under this Agreement shall be deemed "Confidential Information" and shall not be used, disclosed or reproduced by the Receiving Party without the Disclosing Party's prior written consent. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the Receiving Party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party, or (e) required to be disclosed by law. Notwithstanding the foregoing, Company shall be entitled to disclose the existence of and the terms of this Agreement to investment bankers and potential investors of the Company, so long as such disclosure is done under an obligation of confidentiality. Upon termination or expiration of this Agreement, each party shall return to the other, or destroy, at the Disclosing Party's option, all Confidential Information of the other party in its possession or control.

          6.   Miscellaneous.  Notwithstanding any provision hereof, for the
               -------------
purpose of this Agreement each party shall be and act as an independent contractor and not as an employee, partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract.

This Agreement, including the Standard Terms and Conditions, represents the entire understanding between DoubleClick and Company regarding DoubleClick's services and supersedes all prior agreements. No waiver, modification or addition to this Agreement shall be valid unless in writing and signed by the parties to this Agreement. Notwithstanding the foregoing, DoubleClick shall have the right to modify or make additions to the placement algorithm governing Advertising delivery and the HTML Modifications, from time to time upon reasonable prior written notice to Company and Company, acting reasonably, shall be entitled to reject any such modifications.

If any provision of this Agreement shall be adjudicated by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and the other provisions shall be unaffected.

If the performance of this Agreement, or any obligation hereunder, except the making of payments, is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of the affected party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference.


This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          7.   Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the substantive laws of the State of New York and Company agrees that jurisdiction and venue of all matters relating to this Agreement shall be vested exclusively in the federal, state or local courts within the State of New York.

          8.   Definitions.  "Advertiser" is defined as a company, entity or
               -----------
individual which provides Advertising to DoubleClick for distribution through the Service to the Web Site. "Advertising" or "Advertisement" is defined as third party "banners" of Advertisers which are sold by DoubleClick under this Agreement and delivered via the Service to the Web Site. "Impression" is defined as occurring each time Advertising appears on the Web Site resulting from a user accessing or visiting such Web Site. "Net Revenues" is defined as the gross billings earned from Advertisers by DoubleClick less (i) actual rate card and volume discounts and agency commissions, and (ii) a bad debt allowance of four percent (4.0%) of said gross billings. "Service" is defined as the DoubleClick service that delivers Advertising to the Web Site. "Spot" is defined as the specific place on the Web Site where Advertising may appear through the Service. "Web Site" is defined as the Company's "Viewbar" technology.

                                   EXHIBIT A

                            Minimum Inventory Levels


11/99         [*] (as pro-rated for the portion of the month after the Web Site has received the HTML Modifications)

12/99            [*]

1/00             [*]

2/00             [*]

3/00             [*]

4/00             [*]

5/00             [*]

6/00             [*]

7/00             [*]

8/00             [*]

9/00             [*]

10/00            [*]

11/00            [*]

12/00            [*]

The parties agree to negotiate in good faith additional Minimum Inventory Levels for the Year 2001, if necessary because an Advance balance remains outstanding, at least thirty (30) days prior to December 31, 2000.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED FROM THE PUBLIC FILING AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.